11

          HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

                           EXHIBIT 11

        STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                     Quarter Ended         Six Months Ended
                                       June 30,                 June 30,

                                   1996        1995        1996        1995
PRIMARY:
  Average shares outstanding    13,524,232  14,676,597  13,626,914  14,737,117
  Net effect of dilutive
   stock options -- based
   on the treasury stock
   method using average fair
   value                            30,782       6,456      31,051       5,711
                                ----------  ----------  ----------  ----------
  Average number of
   shares as adjusted           13,555,014  14,683,053  13,657,965  14,742,828
                                ==========  ==========  ==========  ==========

       Net income               $2,674,206  $3,309,720  $7,836,521  $8,237,766
                                ==========  ==========  ==========  ==========

Per share amount                      $.20        $.23        $.57        $.56
                                      ====        ====        ====        ====

FULLY DILUTED:
  Average shares outstanding    13,524,232  14,676,597  13,626,914  14,737,117

  Net effect of dilutive
   stock options -- based on
   the treasury stock method
   using the end of period
   value, if higher than average
   fair value                       46,189      10,379      46,654      10,275
                                ----------  ----------  ----------  ----------
  Average number of
   shares as adjusted           13,570,421  14,686,976  13,673,568  14,747,392
                                ==========  ==========  ==========  ==========
  Net income                    $2,674,206  $3,309,720  $7,836,521  $8,237,766
                               ===========  ==========  ==========  ==========

  Per share amount                    $.20        $.23        $.57        $.56
                                      ====        ====        ====        ====



Note:The per share amounts for each period presented above do not necessarily support amounts in the statement of consolidated income because common stock equivalents are less than 3% dilutive.